EXHIBIT 16.1

To: United States Securities & Exchange Commission

      100 F Street, NE

      Washington, D.C. 20549

            Ladies & Gentlemen:

We have read the disclosures on the amended Form 8K report dated February 29, 2012 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent resignation.

Very truly yours,

/s/ Parker Randall CF

Parker Randall CF (H.K.) CPA Limited

Certified Public Accountants, Hong Kong

6th Floor, Two Grand Tower, 625 Nathan Road, Kowloon Tel: (852) 3576 3455 Fax: (852) 3007 3197